Exhibit 10.4

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of April 27, 2017 (this “Agreement”), is entered into between Emerald Expositions Holding, Inc., a Delaware corporation (the “Company”), and Onex Partners Manager LP, a Delaware limited partnership (“Onex”).

WHEREAS, the Company and Onex are parties to that certain Services Agreement, dated as of June 17, 2013 (the “Services Agreement”);

WHEREAS, Emerald Expositions Events, Inc. (formerly known as Expo Event Holdco, Inc.), a Delaware corporation and indirect parent of the Company (“Holdco”), intends to effect a bona fide underwritten public offering pursuant to a registration statement on Form S-1 pursuant to which Holdco will effect a registration, and underwritten sale to the public, of equity securities of Holdco (the “IPO”); and

WHEREAS, in connection therewith, Holdco, the Company and Onex desire to terminate the Services Agreement, effective upon the closing of the IPO.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.	Effective upon the closing of the IPO and subject to, and conditioned upon, the occurrence of the closing of the IPO, the Services Agreement shall be terminated and cancelled in its entirety, automatically and without further action by either of the parties hereto; provided, however, that the provisions of Sections 5, 7 and 8 of the Services Agreement shall survive such termination and cancellation.

2.	Effective upon the closing of the IPO, each party hereby waives and releases all rights, obligations, claims and demands of any kind whatsoever that such party ever had, now has or may have hereafter, under the Services Agreement, except for any rights, obligations, claims and demands arising under the provisions of Section 5, 7 and 8 of the Services Agreement.

3.	This Agreement and the termination and cancellation of the Services Agreement pursuant hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to confer upon any other person any rights, benefits, remedies, obligations or liabilities under or by reason of this Agreement.

4.	This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, representations, understandings and arrangements, whether written or oral.

5.	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of the counterparts together constitute the same instrument. This Agreement may be executed by facsimile or scanned signature.

6.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein). Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 8(c) of the Services Agreement. Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8(c) of the Services Agreement shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

EMERALD EXPOSITIONS HOLDING, INC.

By:	/s/ David Gosling
Name:	David Gosling
Title:	Vice President, General Counsel and Secretary

ONEX PARTNERS MANAGER LP

By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Joshua Hausman
Name:	Joshua Hausman
Title:	Managing Director

By:	/s/ Amir Motamedi
Name:	Amir Motamedi
Title:	Managing Director